EXHIBIT 99.1

NERDWALLET REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Fourth Quarter Revenue of $225.4 million, Up 23% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $225.4 million for Q4’25 and $836.6 million for full year 2025
•GAAP income from operations of $19.4 million for Q4’25 and $65.2 million for full year 2025
•GAAP net income of $14.0 million or $0.19 income per diluted share for Q4’25, and $48.7 million or $0.64 income per diluted share for full year 2025
•Non-GAAP operating income of $24.7 million for Q4’25 and $96.0 million for full year 2025
•Adjusted EBITDA of $36.7 million for Q4’25 and $145.0 million for full year 2025
SAN FRANCISCO, CA—February 25, 2026—NerdWallet, Inc. (Nasdaq: NRDS), which provides trustworthy financial guidance to consumers and small and mid-sized businesses (SMBs), today reported financial results for its fourth quarter ended December 31, 2025.
“We delivered Q4 revenue of $225 million, up 23% year-over-year, contributing to full-year revenue of $837 million, up 22% year-over-year,” said Tim Chen, Co-Founder and Chief Executive Officer of NerdWallet. “Strength in performance marketing, direct, and non-search referral channels more than offset organic search headwinds as consumers turned to AI overviews and LLMs over traditional search. We saw particularly strong growth in personal loans and banking, which helped offset declines in credit cards and SMB. While we expect organic search to remain challenged, our focus remains on building durable consumer relationships and making NerdWallet a no-brainer destination for shopping financial products.”
FOURTH QUARTER 2025 HIGHLIGHTS
•Insurance revenue of $81.2 million increased 13% year-over-year, primarily due to an increase in auto insurance products as carriers expanded budgets.
•Credit cards revenue of $26.5 million decreased 24% year-over-year, primarily due to continued headwinds in organic search traffic.
•SMB products revenue of $22.5 million was down 12% year-over-year, primarily due to continued headwinds in organic search traffic.
•Loans revenue of $42.3 million was up 141% year-over-year, primarily driven by growth in personal loans, as well as in mortgage loans.
•Emerging verticals revenue of $52.9 million was up 57% year-over-year, primarily driven by growth in banking products.

SUMMARY FINANCIAL RESULTS

	Quarter Ended		% Change	Quarter Ended	% Change
	Dec 31,	Dec 31,		Sep 30,
(in millions, except per share amounts)	2025	2024	YoY	2025	QoQ
Revenue	$225.4	$183.8	23%	$215.1	5%
Insurance(1)	81.2	72.0	13%	70.9	14%
Credit cards(2)	26.5	35.0	(24%)	34.1	(22%)
SMB products(3)	22.5	25.5	(12%)	23.6	(5%)
Loans(4)	42.3	17.6	141%	39.6	7%
Emerging verticals(5)	52.9	33.7	57%	46.9	13%

Income from operations	$19.4	$8.7	123%	$34.4	(43%)
Net income	$14.0	$38.6	(64%)	$26.3	(47%)

Net income per share
Basic	$0.19	$0.52	(63%)	$0.35	(46%)
Diluted	$0.19	$0.51	(63%)	$0.34	(44%)

Non-GAAP financial measures(6)
Non-GAAP operating income	$24.7	$16.8	47%	$41.3	(40%)
Adjusted EBITDA	$36.7	$30.8	19%	$53.6	(32%)

Cash and cash equivalents	$98.3	$66.3	48%	$120.6	(19%)
______________
(1)    Insurance revenue consists of revenue from consumer insurance products, including auto, life and pet insurance.
(2)    Credit cards revenue consists of revenue from consumer credit cards.
(3)    SMB products revenue includes revenue from loans, credit cards and other financial products and services intended for small and mid-sized businesses.
(4)    Loans revenue includes revenue from personal loans, mortgages, student loans and auto loans.
(5)    Emerging verticals revenue includes revenue from other product sources, including banking, investing and international.
(6)    Non-GAAP operating income (loss) and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” for more information, including reconciliations to the most directly comparable financial measures calculated in accordance with GAAP.
Effective with the first quarter of 2026, we will present revenue disaggregated by our user groups: Consumer (which includes our previously reported Insurance, Credit cards, Loans and Emerging verticals product categories), and SMB. This presentation is consistent with recent changes in how management evaluates the Company’s financial and business performance, including the information currently reviewed by the Company’s chief operating decision maker. Prior period disaggregation of revenue will be recast to conform to this new presentation. The following table provides our historical revenue by user group:

	Year Ended December 31,
(in millions)	2025	2024	2023
Consumer	$736.6	$577.8	$498.2
SMB	100.0	109.8	101.2
Total revenue	$836.6	$687.6	$599.4

QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s fourth quarter 2025 financial results will be webcast live today, February 25, 2026 at 1:30 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.
SHARE REPURCHASE PLAN
On February 20, 2026, the Board of Directors of the Company approved an increase of $100.0 million to the amount authorized under the Company’s existing share repurchase program. As a result of this increase, the aggregate amount authorized for repurchases under the program is $225 million.
Repurchases under the program may be made from time to time in open market transactions, privately negotiated transactions, or by other means in accordance with applicable securities laws and other restrictions. The timing, manner, price, and amount of repurchases will be determined by the Company at its discretion and will depend on a variety of factors, including market conditions, stock price, corporate and regulatory requirements, and other considerations.
The share repurchase program does not obligate the Company to acquire any particular amount of Class A common stock and may be suspended, modified, or discontinued at any time without prior notice.
ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available for consumers in the U.S., United Kingdom and Canada.
“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(in millions, except per share amounts)	2025	2024		2025	2024
Revenue	$225.4	$183.8	23%	$836.6	$687.6	22%
Costs and Expenses:
Cost of revenue	13.6	16.7	(18%)	63.7	63.5	0%
Research and development	16.3	16.1	1%	66.7	82.5	(19%)
Sales and marketing	161.7	128.5	26%	584.7	470.6	24%
General and administrative	14.4	13.8	3%	56.3	61.6	(9%)
Total costs and expenses	206.0	175.1	18%	771.4	678.2	14%
Income from Operations	19.4	8.7	123%	65.2	9.4	590%
Other income (expense), net:
Interest income	0.7	0.6	20%	3.2	4.8	(33%)
Interest expense	(0.1)	(0.2)	(4%)	(0.6)	(0.7)	(9%)
Other gains (losses), net	(0.1)	(8.4)	(100%)	0.4	(8.5)	NM
Total other income (expense), net	0.5	(8.0)	NM	3.0	(4.4)	NM
Income before income taxes	19.9	0.7	NM	68.2	5.0	NM
Income tax provision (benefit)	5.9	(37.9)	NM	19.5	(25.4)	NM
Net Income	$14.0	$38.6	(64%)	$48.7	$30.4	60%

Net Income per Share Attributable to Common Stockholders
Basic	$0.19	$0.52	(63%)	$0.66	$0.40	65%
Diluted	$0.19	$0.51	(63%)	$0.64	$0.38	68%

Weighted-average Shares Used in Computing Net Income per Share Attributable to Common Stockholders
Basic	72.3	73.7		74.3	76.5
Diluted	74.1	75.6		75.9	78.9

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(in millions)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$98.3	$66.3
Accounts receivable—net	111.0	102.2
Prepaid expenses and other current assets	35.4	28.2
Total current assets	244.7	196.7
Property, equipment and software—net	31.8	43.0
Goodwill	123.5	112.4
Intangible assets—net	21.5	33.3
Deferred tax asset—noncurrent	29.4	45.6
Right-of-use assets	7.1	5.3
Other assets	3.1	1.3
Total Assets	$461.1	$437.6
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5.4	$8.9
Accrued expenses and other current liabilities	65.5	51.2
Total current liabilities	70.9	60.1
Other liabilities—noncurrent	15.7	13.3
Total liabilities	86.6	73.4
Commitments and contingencies
Stockholders’ equity	374.5	364.2
Total Liabilities and Stockholders’ Equity	$461.1	$437.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Year Ended December 31,
(in millions)	2025	2024
Operating Activities:
Net income	$48.7	$30.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46.4	48.4
Stock-based compensation	28.6	37.7
Deferred taxes	16.0	(46.1)
Non-cash lease costs	2.2	2.2
Other losses, net	1.8	8.6
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(9.4)	(27.0)
Prepaid expenses and other assets	(2.5)	(1.8)
Mortgage loans held for sale	(4.5)	2.1
Accounts payable	(3.6)	6.6
Accrued expenses and other current liabilities	9.8	12.5
Operating lease liabilities	(2.5)	(3.4)
Other liabilities	0.6	1.6
Net cash provided by operating activities	131.6	71.8
Investing Activities:
Purchases of investments	(2.0)	(8.1)
Capitalized software development costs	(16.9)	(20.7)
Purchases of property and equipment	(1.3)	(0.6)
Business combinations	(13.1)	(0.3)
Net cash used in investing activities	(33.3)	(29.7)
Financing Activities:
Net borrowing (repayment) on warehouse line of credit	4.4	(2.0)
Proceeds from exercises of stock options	1.1	6.3
Tax payments related to net-share settlements on restricted stock units	(3.5)	(2.1)
Issuances of Class A common stock under Employee Stock Purchase Plan	2.1	1.4
Repurchases of Class A common stock	(70.2)	(80.1)
Net cash used in financing activities	(66.1)	(76.5)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.3
Net increase (decrease) in cash and cash equivalents	32.0	(34.1)
Cash and Cash Equivalents:
Beginning of period	66.3	100.4
End of period	$98.3	$66.3

NON-GAAP FINANCIAL MEASURES
We use non-GAAP operating income (loss), adjusted EBITDA and adjusted free cash flow in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
Non-GAAP operating income (loss): We define non-GAAP operating income (loss) as income (loss) from operations adjusted to exclude depreciation and amortization, and further exclude (1) impairment of right-of-use asset, (2) losses (gains) on disposals of assets, (3) acquisition-related costs, and (4) restructuring charges. We also reduce income from operations, or increase loss from operations, for capitalized internally developed software costs.
Adjusted EBITDA: We define adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest income (expense), net, other gains (losses), net, and provision (benefit) for income taxes, and further exclude (1) impairment of right-of-use asset, (2) losses (gains) on disposals of assets, (3) stock-based compensation, (4) acquisition-related costs, and (5) restructuring charges.
The above items are excluded from our non-GAAP operating income (loss) and adjusted EBITDA measures because these items are non-cash in nature, or because the amounts are not driven by core operating results and renders comparisons with prior periods less meaningful. We deduct capitalized internally developed software costs in our non-GAAP operating income (loss) measure to reflect the cash impact of personnel costs incurred within the time period.
We believe that non-GAAP operating income (loss) and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, non-GAAP operating income (loss) and adjusted EBITDA are key measurements used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of these non-GAAP measures have certain limitations because they do not reflect all items of income and expense that affect our operations. Non-GAAP operating income (loss) and adjusted EBITDA have limitations as financial measures, should be considered as supplemental in nature, and are not meant as substitutes for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Non-GAAP operating income (loss) and adjusted EBITDA exclude certain recurring, non-cash charges, such as amortization of software, depreciation of property and equipment, amortization of intangible assets, impairment of right-of-use asset, and (losses) gains on disposals of assets. Although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and non-GAAP operating income (loss) and adjusted EBITDA do not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Non-GAAP operating income (loss) and adjusted EBITDA exclude acquisition-related costs, including acquisition-related retention compensation under compensatory retention agreements with certain key employees, and acquisition-related transaction expenses;
•Non-GAAP operating income (loss) and adjusted EBITDA exclude restructuring charges primarily consisting of severance payments, stock-based compensation, employee benefits, and related expenses for impacted employees, as well as contract termination costs, associated with our Restructuring Plan;
•Adjusted EBITDA excludes stock-based compensation, including for acquisition-related inducement awards, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange, as well as certain nonrecurring gains (losses).

Adjusted free cash flow: We previously defined free cash flow as net cash provided by operating activities less capitalized software development costs and purchases of property and equipment. Effective with the first quarter of 2025, we further define our adjusted free cash flow to be free cash flow adjusted for any net borrowing or repayment on our warehouse line of credit which is used to fund mortgage loans originated for sale, as any increase or decrease in our mortgage loans held for sale is substantially offset by a corresponding borrowing or repayment on our warehouse line of credit. Adjusted free cash flow is a key measurement used by our management internally to evaluate our business performance and overall liquidity. We believe that adjusted free cash flow provides useful information for investors and others for determining the amount of cash available for investment in our business, strategic opportunities, repurchasing stock, strengthening our financial position and other purposes, as well as evaluating our historical and prospective liquidity. A limitation of the utility of adjusted free cash flow as a measure of financial performance and liquidity is that adjusted free cash flow does not represent the total increase or decrease in our cash balance for the period.
In addition, non-GAAP operating income (loss), adjusted EBITDA and adjusted free cash flow as we define them may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider non-GAAP operating income (loss), adjusted EBITDA and adjusted free cash flow alongside other financial performance measures, including income (loss) from operations, net income (loss), cash flows from operating activities and our other GAAP results.

We compensate for these limitations by reconciling non-GAAP operating income (loss) to income (loss) from operations, adjusted EBITDA to net income (loss) and adjusted free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measures, as follows:

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(in millions)	2025	2024		2025	2024
Income from Operations	$19.4	$8.7	123%	$65.2	$9.4	590%
Depreciation and amortization	9.5	11.4	(17%)	46.4	48.4	(4%)
Acquisition-related retention	—	0.9	(100%)	1.6	4.2	(60%)
Acquisition-related expenses	0.6	—	NM	2.3	0.6	325%
Loss on disposal of assets	0.1	—	NM	0.4	—	NM
Restructuring	0.1	1.2	(94%)	0.5	9.0	(95%)
Capitalized internally developed software costs	(5.0)	(5.4)	(6%)	(20.4)	(24.0)	(15%)
Non-GAAP Operating Income	$24.7	$16.8	47%	$96.0	$47.6	102%

Operating income margin	9%	5%		8%	1%
Non-GAAP operating income margin[1]	11%	9%		11%	7%

Net Income	$14.0	$38.6	(64%)	$48.7	$30.4	60%
Depreciation and amortization	9.5	11.4	(17%)	46.4	48.4	(4%)
Stock-based compensation	7.0	8.6	(18%)	28.6	36.3	(21%)
Acquisition-related retention	—	0.9	(100%)	1.6	4.2	(60%)
Acquisition-related expenses	0.6	—	NM	2.3	0.6	325%
Loss on disposal of assets	0.1	—	NM	0.4	—	NM
Restructuring	0.1	1.2	(94%)	0.5	9.0	(95%)
Interest income, net	(0.6)	(0.4)	29%	(2.6)	(4.1)	(38%)
Other (gains) losses, net	0.1	8.4	(100%)	(0.4)	8.5	NM
Income tax provision (benefit)	5.9	(37.9)	NM	19.5	(25.4)	NM
Adjusted EBITDA	$36.7	$30.8	19%	$145.0	$107.9	35%
Stock-based compensation	(7.0)	(8.6)	(18%)	(28.6)	(36.3)	(21%)
Capitalized internally developed software costs	(5.0)	(5.4)	(6%)	(20.4)	(24.0)	(15%)
Non-GAAP Operating Income	$24.7	$16.8	47%	$96.0	$47.6	102%

Net income margin	6%	21%		6%	4%
Adjusted EBITDA margin[2]	16%	17%		17%	16%
______________
(1)    Represents non-GAAP operating income (loss) as a percentage of revenue.
(2)    Represents adjusted EBITDA as a percentage of revenue.

	Twelve Months Ended
(in millions)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Net cash provided by operating activities	$131.6	$102.6	$83.1	$75.8	$71.8
Capitalized software development costs	(16.9)	(17.2)	(18.0)	(19.7)	(20.7)
Purchase of property and equipment	(1.3)	(1.2)	(1.2)	(0.8)	(0.6)
Net borrowing (repayment) on warehouse line of credit	4.4	1.3	6.7	2.3	(2.0)
Adjusted free cash flow	$117.8	$85.5	$70.6	$57.6	$48.5

FINANCIAL OUTLOOK
We are providing guidance for the first quarter of 2026:
•Revenue is expected in the range of $224-$232 million, up 9% year-over-year at the midpoint
•GAAP operating income is expected in the range of $22-$27 million
•Non-GAAP operating income is expected in the range of $28-$32 million
•Adjusted EBITDA is expected in the range of $40-$44 million
We expect 2026 annual GAAP operating income in the range of $72-$89 million and non-GAAP operating income in the range of $95-$110 million. We also expect 2026 annual adjusted EBITDA in the range of $143-$158 million.
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control.
A reconciliation of forecasted GAAP operating income to forecasted non-GAAP operating income for forecasted first quarter 2026 and forecasted full year 2026 is as follows:

	Forecasted First Quarter	Forecasted Full Year
(in millions)	2026	2026
GAAP operating income	$22 - $27	$72 - $89
Estimated adjustments for:
Depreciation and amortization	9 - 10	37 - 41
Acquisition-related expenses	0 - 1	0 - 2
Capitalized internally developed software costs	(4) - (5)	(16) - (20)
Non-GAAP operating income	$28 - $32	$95 - $110

For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” above.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve significant risks and uncertainties. Except for statements of historical facts, all statements contained in this press release are forward-looking, including, but not limited to, the statements in the section titled “Financial Outlook.” These statements often contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or similar terms, including their negatives. These forward-looking statements include, but are not limited to, statements regarding:
•the impact of macroeconomic developments, including inflation, interest rates, credit market conditions and general economic uncertainty, on our business, operating results, financial condition and stock price;
•our expectations regarding future financial and operational performance, including total revenue, cost of revenue, non-GAAP operating income (loss), adjusted EBITDA, and adjusted free cash flow;
•our ability to grow traffic, engagement, and monetization on our platform;
•expected returns on marketing investments and brand campaigns;
•consumer and SMB demand for products and services offered through our platform;
•our ability to increase user registrations, improve repeat usage rates, and convert users into matches with financial services partners;
•expansion within existing and new verticals, including new products, services, and features that are competitive, compliant with applicable regulations, and responsive to market needs;
•changing geographic operations;
•maintaining and expanding relationships with existing financial services partners and identifying new ones;
•developing scalable technology and data capabilities to provide personalized guidance and enhance user engagement;
•strengthening brand awareness, credibility, and consumer and SMB trust;
•producing high quality, engaging consumer and SMB content and tools;
•adapting to evolving consumer and SMB financial interests and behaviors;
•competing effectively in existing and new markets;
•maintaining the security, reliability, and availability of our platform;
•protecting and enhancing our intellectual property portfolio;
•attracting, developing, and retaining highly skilled and diverse talent;
•complying with evolving laws, regulations, and supervisory expectations applicable to our business;
•the adequacy of our cash, cash equivalents, and investments to meet liquidity needs;
•managing growth, scaling infrastructure, and preserving our corporate culture;
•identifying, executing, and successfully integrating acquisitions;
•entering new financial services markets, and meeting associated regulatory complexities; and
•achieving expected synergies, accretion, and other benefits from completed acquisitions.
These forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. They are based on our current expectations, estimates, and projections regarding future events and trends that may affect our business, financial condition and operating results. These expectations are subject to various risks, uncertainties, and assumptions, including those described in filings we make with the SEC from time to time.
Our industry is highly competitive and rapidly evolving, and new risks and uncertainties may arise that we cannot predict. As a result, actual results, events, or circumstances may differ materially from those reflected in our forward-looking statements.
Forward-looking statements in this press release speak only as of the date hereof. We undertake no obligation to update any such statements in this press release to reflect subsequent events, new information, or unexpected developments, except as required by law. These statements also do not reflect potential impacts from future acquisitions, mergers, dispositions, joint ventures, or investments.

Investor Relations:
Sara Colvin
ir@nerdwallet.com

Media Relations:
Maitri Jani
press@nerdwallet.com